Exhibit 99.1

INVESTOR CONTACT:	Andrew S. Hersom
Investor Relations
203.338.4581
Andrew.Hersom@peoples.com

MEDIA CONTACT:	Valerie Carlson
Corporate Communications
203.338.2351
Valerie.Carlson@peoples.com

FOR IMMEDIATE RELEASE

October 15, 2015

PEOPLE’S UNITED FINANCIAL REPORTS THIRD QUARTER

NET INCOME AND OPERATING EARNINGS OF $0.23 PER SHARE

BRIDGEPORT, CT – People’s United Financial, Inc. (NASDAQ: PBCT) today reported net income of $68.4 million, or $0.23 per share, for the third quarter of 2015, compared to $61.6 million, or $0.21 per share, for the third quarter of 2014, and $61.7 million, or $0.20 per share, for the second quarter of 2015.

Operating earnings were also $68.4 million, or $0.23 per share, for the third quarter of 2015, compared to $63.0 million, or $0.21 per share, for the third quarter of 2014, and $63.7 million, or $0.21 per share, for the second quarter of 2015.

The Company’s Board of Directors declared a $0.1675 per share quarterly dividend, payable November 15, 2015 to shareholders of record on November 1, 2015. Based on the closing stock price on October 14, 2015, the dividend yield on People’s United Financial common stock is 4.4 percent.

“Our unwavering commitment to further improve profitability is evident in the results this quarter,” commented Jack Barnes, President and Chief Executive Officer. “Operating earnings of $68.4 million, a nine percent increase from a year ago, were driven by both higher net interest income and fee revenues. The continued successful execution of our business strategies is demonstrated by yet another quarter of loan portfolio growth, sustained excellent asset quality and further progress gathering commercial deposits.”

Barnes concluded, “We remain committed to investing strategically and building the business for the long-term. As such, we are pleased to announce today the acquisition of Kesten-Brown, a Bridgeport, CT based insurance brokerage firm focused on commercial lines and employee benefits. This acquisition will bolster our insurance business and further diversify revenues through additional non-interest income.”

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People’s United Financial, Inc. Reports 3Q Earnings

“As we continually strive to further improve the franchise’s operating leverage, we are pleased to report a three percent increase in revenues from the prior year quarter,” stated David Rosato, Senior Executive Vice President and Chief Financial Officer. “Higher net interest income primarily reflected ongoing loan growth, while non-interest income benefited from solid fee income growth in our commercial business. While operating expenses were modestly higher than recent quarters, we are confident our proactive approach to expense management will continue to control costs.”

Rosato concluded, “We remain comfortable with our capital structure and balance sheet strength. Capital ratios continue to be strong, especially given the Company’s diversified business mix and history of exceptional credit risk management. Net charge-offs as a percentage of average loans were once again at a very low level as a result of our conservative and well-defined underwriting philosophy that has served us so well for many years.”

At September 30, 2015, People’s United Financial’s common equity tier 1 capital and total risk-based capital ratios were 9.9 percent and 11.8 percent, respectively, and the tangible equity ratio stood at 7.5 percent. For People’s United Bank N.A., common equity tier 1 capital and total risk-based capital ratios were 10.4 percent and 12.8 percent, respectively, at September 30, 2015.

Net loan charge-offs as a percentage of average total loans on an annualized basis were 0.06 percent in the third quarter of 2015, a slight increase from 0.05 percent in the second quarter of 2015, but an improvement from 0.13 percent in the third quarter of 2014. For the originated loan portfolio, non-performing loans equaled 0.68 percent of loans at September 30, 2015, compared to 0.71 percent at June 30, 2015 and 0.79 percent at September 30, 2014.

Operating return on average assets of 0.73 percent for the third quarter of 2015 improved from 0.70 percent in the second quarter of 2015, but declined slightly from 0.74 percent in the third quarter of 2014. Operating return on average tangible stockholders’ equity of 10.5 percent in the third quarter of 2015 improved from 9.8 percent in the second quarter of 2015 and 9.9 percent in the third quarter of 2014.

People’s United Financial, a diversified financial services company with over $37 billion in assets, provides commercial and retail banking, as well as wealth management services through a network of approximately 400 branches in Connecticut, New York, Massachusetts, Vermont, New Hampshire and Maine. Through its subsidiaries, People’s United Financial provides equipment financing, brokerage and insurance services. Assets managed and administered, which are not reported as assets of People’s United Financial, totaled $15.1 billion at September 30, 2015 compared to $15.7 billion at June 30, 2015.

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People’s United Financial, Inc. Reports 3Q Earnings

3Q 2015 Financial Highlights

Summary

•	Net income totaled $68.4 million, or $0.23 per share.

•	Operating earnings totaled $68.4 million, or $0.23 per share.

•	Net interest income totaled $234.8 million in 3Q15 compared to $230.4 million in 2Q15.

•	Interest income on acquired loans decreased $1.0 million to $13.3 million.

•	Net interest margin decreased one basis point from 2Q15 to 2.87% reflecting:

•	One additional calendar day in 3Q15 (increase of two basis points).

•	New loan volume at rates lower than the existing portfolio (decrease of two basis points).

•	Increase in average deposit balances (decrease of one basis point).

•	Provision for loan losses totaled $6.2 million.

•	Net loan charge-offs totaled $4.1 million, of which $2.0 million related to loans with previously-established specific reserves.

•	Net loan charge-off ratio of 0.06% in 3Q15.

•	Reflects a $5.0 million increase in the originated allowance for loan losses due to loan growth and a $0.9 million allowance reversal related to acquired loans.

•	Non-interest income was $87.1 million in 3Q15 compared to $83.0 million in 2Q15.

•	Insurance revenue increased $2.6 million.

•	Customer interest rate swap income increased $1.2 million.

•	Bank service charges increased $1.0 million.

•	Commercial banking lending fees increased $0.7 million.

•	Net gains on sales of residential mortgage loans decreased $0.5 million.

•	Investment management fees decreased $0.5 million.

•	Assets under administration and those under full discretionary management, neither of which are reported as assets of People’s United Financial, totaled $9.7 billion and $5.4 billion, respectively, at September 30, 2015, compared to $10.1 billion and $5.6 billion, respectively, at June 30, 2015.

•	Non-interest expense totaled $214.2 million in 3Q15 compared to $211.8 million in 2Q15.

•	Operating non-interest expense was $214.1 million in 3Q15 compared to $208.8 million in 2Q15.

•	Compensation and benefits increased $4.1 million, primarily reflecting the impact of one additional work day and higher health care-related costs in 3Q15.

•	Professional and outside services expense decreased $0.3 million.

•	The efficiency ratio was 61.7% in 3Q15 compared to 61.6% in 2Q15 (see page 16).

•	Non-operating expenses totaled $0.1 million in 3Q15 compared to $3.0 million in 2Q15.

•	The effective income tax rate was 32.6% for 3Q15 and 33.5% for the first nine months of 2015, compared to 33.9% for the full-year of 2014.

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People’s United Financial, Inc. Reports 3Q Earnings

Commercial Banking

•	Commercial loans decreased $83 million from June 30, 2015.

•	Excluding the mortgage warehouse portfolio, commercial loans increased $230 million, or 5% annualized, in 3Q15.

•	Average commercial loans totaled $20.0 billion in 3Q15, an increase of $220 million, or 4% annualized, from 2Q15.

•	The ratio of originated non-performing commercial loans to originated commercial loans was 0.64% at September 30, 2015 compared to 0.65% at June 30, 2015.

•	Non-performing commercial assets, excluding acquired non-performing loans, totaled $139.6 million at September 30, 2015 compared to $143.3 million at June 30, 2015.

•	Net loan charge-offs totaled $2.9 million, or 0.06% annualized, of average commercial loans in 3Q15, compared to $1.5 million, or 0.03% annualized, in 2Q15.

•	For the originated commercial portfolio, the allowance for loan losses as a percentage of loans was 0.91% at September 30, 2015 compared to 0.90% at June 30, 2015.

•	The commercial originated allowance for loan losses represented 143% of originated non-performing commercial loans at September 30, 2015 compared to 139% at June 30, 2015.

•	Commercial deposits totaled $9.0 billion at September 30, 2015 compared to $8.2 billion at June 30, 2015.

Retail Banking

•	Residential mortgage loans increased $190 million, or 15% annualized, from June 30, 2015.

•	Average residential mortgage loans totaled $5.3 billion in 3Q15, an increase of $156 million, or 12% annualized, from 2Q15.

•	The ratio of originated non-performing residential mortgage loans to originated residential mortgage loans was 0.74% at September 30, 2015 compared to 0.82% at June 30, 2015.

•	Net loan charge-offs totaled $0.4 million, or 0.03% annualized, of average residential mortgage loans in 3Q15, compared to $0.5 million, or 0.05% annualized, in 2Q15.

•	Home equity loans increased $4 million, or 1% annualized, from June 30, 2015.

•	Average home equity loans totaled $2.1 billion in 3Q15, unchanged from 2Q15.

•	The ratio of originated non-performing home equity loans to originated home equity loans was 1.00% at September 30, 2015 compared to 1.02% at June 30, 2015.

•	Net loan charge-offs totaled $0.6 million, or 0.11% annualized, of average home equity loans in 3Q15, compared to $1.1 million, or 0.20% annualized, in 2Q15.

•	Retail deposits (excluding brokered deposits) totaled $16.6 billion at September 30, 2015 compared to $16.7 billion at June 30, 2015.

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People’s United Financial, Inc. Reports 3Q Earnings

Conference Call

On October 15, 2015, at 5 p.m., Eastern Time, People’s United Financial will host a conference call to discuss this earnings announcement. The call may be heard through www.peoples.com by selecting “Investor Relations” in the “About Us” section on the home page, and then selecting “Conference Calls” in the “News and Events” section. Additional materials relating to the call may also be accessed at People’s United Bank’s web site. The call will be archived on the web site and available for approximately 90 days.

Certain statements contained in this release are forward-looking in nature. These include all statements about People’s United Financial’s plans, objectives, expectations and other statements that are not historical facts, and usually use words such as “expect,” “anticipate,” “believe,” “should” and similar expressions. Such statements represent management’s current beliefs, based upon information available at the time the statements are made, with regard to the matters addressed. All forward-looking statements are subject to risks and uncertainties that could cause People’s United Financial’s actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to People’s United Financial include, but are not limited to: (1) changes in general, national or regional economic conditions; (2) changes in interest rates; (3) changes in loan default and charge-off rates; (4) changes in deposit levels; (5) changes in levels of income and expense in non-interest income and expense related activities; (6) changes in accounting and regulatory guidance applicable to banks; (7) price levels and conditions in the public securities markets generally; (8) competition and its effect on pricing, spending, third-party relationships and revenues; and (9) changes in regulation resulting from or relating to financial reform legislation. People’s United Financial does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Access Information About People’s United Financial at www.peoples.com.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS

	Three Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
(dollars in millions, except per share data)	2015	2015	2015	2014	2014
Earnings Data:
Net interest income (fully taxable equivalent)	$241.1	$237.0	$233.9	$233.2	$233.3
Net interest income	234.8	230.4	228.1	228.1	228.5
Provision for loan losses	6.2	7.7	9.8	9.9	12.4
Non-interest income	87.1	83.0	89.0	86.8	84.0
Non-interest expense	214.2	211.8	217.6	207.7	208.8
Operating non-interest expense (1)	214.1	208.8	211.6	207.1	206.7
Income before income tax expense	101.5	93.9	89.7	97.3	91.3
Net income	68.4	61.7	59.2	64.7	61.6
Operating earnings (1)	68.4	63.7	63.2	65.1	63.0

Selected Statistical Data:
Net interest margin (2)	2.87%	2.88%	2.91%	3.00%	3.05%
Return on average assets (2)	0.73	0.67	0.66	0.74	0.72
Operating return on average assets (1), (2)	0.73	0.70	0.71	0.75	0.74
Return on average tangible assets (2)	0.78	0.71	0.70	0.79	0.77
Return on average stockholders’ equity (2)	5.8	5.3	5.1	5.5	5.3
Return on average tangible stockholders’ equity (2)	10.5	9.5	9.2	10.1	9.7
Operating return on average tangible stockholders’ equity (1), (2)	10.5	9.8	9.9	10.1	9.9
Efficiency ratio (1)	61.7	61.6	61.9	61.3	61.4

Common Share Data:
Basic and diluted earnings per share	$0.23	$0.20	$0.20	$0.22	$0.21
Operating earnings per share (1)	0.23	0.21	0.21	0.22	0.21
Dividends paid per share	0.1675	0.1675	0.165	0.165	0.165
Dividend payout ratio	73.9%	81.8%	83.7%	76.5%	80.2%
Operating dividend payout ratio (1)	73.9	79.2	78.3	76.0	78.4
Book value per share (end of period)	$15.64	$15.51	$15.55	$15.44	$15.52
Tangible book value per share (end of period) (1)	8.75	8.59	8.58	8.43	8.49
Stock price:
High	16.95	16.64	15.45	15.50	15.32
Low	14.69	14.92	13.97	13.61	14.24
Close (end of period)	15.73	16.21	15.20	15.18	14.47
Common shares (end of period) (in millions)	302.39	302.11	301.18	300.13	299.92
Weighted average diluted common shares (in millions)	301.00	300.09	299.15	298.65	298.44

(1)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.
(2)	Annualized.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS

	Nine Months Ended
	September 30,
(dollars in millions, except per share data)	2015	2014
Earnings Data:
Net interest income (fully taxable equivalent)	$712.0	$697.9
Net interest income	693.3	683.8
Provision for loan losses	23.7	30.7
Non-interest income (1)	259.1	264.0
Non-interest expense	643.6	633.8
Operating non-interest expense (2)	634.5	624.9
Income before income tax expense	285.1	283.3
Net income	189.3	187.0
Operating earnings (2)	195.3	179.4

Selected Statistical Data:
Net interest margin (3)	2.89%	3.12%
Return on average assets (3)	0.69	0.75
Operating return on average assets (2), (3)	0.71	0.72
Return on average tangible assets (3)	0.73	0.80
Return on average stockholders’ equity (3)	5.4	5.4
Return on average tangible stockholders’ equity (3)	9.7	10.0
Operating return on average tangible stockholders’ equity (2), (3)	10.1	9.6
Efficiency ratio (2)	61.7	62.4

Common Share Data:
Basic and diluted earnings per share	$0.63	$0.62
Operating earnings per share (2)	0.65	0.60
Dividends paid per share	0.50	0.4925
Dividend payout ratio	79.5%	78.8%
Operating dividend payout ratio (2)	77.1	82.2
Book value per share (end of period)	$15.64	$15.52
Tangible book value per share (end of period) (2)	8.75	8.49
Stock price:
High	16.95	15.70
Low	13.97	13.73
Close (end of period)	15.73	14.47
Common shares (end of period) (in millions)	302.39	299.92
Weighted average diluted common shares (in millions)	300.09	298.14

(1)	Nine months ended September 30, 2014 includes a $20.6 million net gain resulting from the formation of a merchant services joint venture.
(2)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.
(3)	Annualized.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS - Continued

	As of and for the Three Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
(dollars in millions)	2015	2015	2015	2014	2014
Financial Condition Data:
Total assets	$37,478	$37,183	$36,407	$35,997	$34,775
Loans	27,672	27,562	26,929	26,592	25,954
Securities	5,921	5,756	5,577	5,012	4,687
Short-term investments (1)	245	196	250	769	508
Allowance for loan losses	208	205	201	198	197
Goodwill and other acquisition-related intangible assets	2,085	2,091	2,097	2,103	2,109
Deposits	28,280	27,435	27,150	26,138	25,261
Borrowings	2,997	3,563	3,143	3,692	3,416
Notes and debentures	1,045	1,030	1,042	1,034	1,022
Stockholders’ equity	4,731	4,686	4,682	4,633	4,655
Total risk-weighted assets (2):
People’s United Financial, Inc.	28,981	28,688	28,100	27,513	26,967
People’s United Bank	28,945	28,648	28,084	27,454	26,931
Non-performing assets (3)	210	221	209	224	229
Net loan charge-offs	4.1	3.2	7.2	8.5	8.1

Average Balances:
Loans	$27,496	$27,125	$26,504	$26,136	$25,611
Securities (4)	5,880	5,577	5,325	4,718	4,691
Short-term investments (1)	245	223	276	276	254
Total earning assets	33,621	32,925	32,105	31,130	30,556
Total assets	37,257	36,617	35,768	34,763	34,150
Deposits	27,810	27,236	26,579	25,781	24,660
Borrowings	3,304	3,215	3,018	2,854	3,443
Notes and debentures	1,034	1,040	1,041	1,027	1,022
Total funding liabilities	32,148	31,491	30,638	29,662	29,125
Stockholders’ equity	4,700	4,689	4,663	4,679	4,648

Ratios:
Net loan charge-offs to average total loans (annualized)	0.06%	0.05%	0.11%	0.13%	0.13%
Non-performing assets to originated loans, real estate owned and repossessed assets (3)	0.78	0.83	0.80	0.88	0.92
Originated allowance for loan losses to:
Originated loans (3)	0.74	0.73	0.74	0.74	0.75
Originated non-performing loans (3)	108.1	102.9	107.5	95.5	94.1
Average stockholders’ equity to average total assets	12.6	12.8	13.0	13.5	13.6
Stockholders’ equity to total assets	12.6	12.6	12.9	12.9	13.4
Tangible stockholders’ equity to tangible assets (5)	7.5	7.4	7.5	7.5	7.8
Total risk-based capital (2):
People’s United Financial, Inc.	11.8	11.8	11.9	12.2	12.3
People’s United Bank	12.8	12.9	13.1	13.0	13.2

(1)	Includes securities purchased under agreements to resell.
(2)	Effective January 1, 2015, calculated in accordance with Basel III capital rules. September 30, 2015 amounts are preliminary.
(3)	Excludes acquired loans.
(4)	Average balances for securities are based on amortized cost.
(5)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF CONDITION

(in millions)	Sept. 30, 2015	June 30, 2015	Dec. 31, 2014	Sept. 30, 2014
Assets
Cash and due from banks	$300.3	$362.8	$345.1	$312.0
Short-term investments	244.6	195.5	668.6	207.6

Total cash and cash equivalents	544.9	558.3	1,013.7	519.6

Securities purchased under agreements to resell	—	—	100.0	300.0

Securities:
Trading account securities, at fair value	8.3	8.3	8.3	8.3
Securities available for sale, at fair value	4,221.2	4,518.7	3,993.7	3,873.0
Securities held to maturity, at amortized cost	1,377.1	913.6	834.3	630.1
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	314.7	315.1	175.7	175.7

Total securities	5,921.3	5,755.7	5,012.0	4,687.1

Loans held for sale	36.2	56.8	34.2	33.4

Loans:
Commercial	10,313.3	10,580.9	10,055.1	9,711.4
Commercial real estate	9,785.4	9,600.4	9,404.3	9,310.6
Residential mortgage	5,381.4	5,191.6	4,932.0	4,739.8
Consumer	2,192.1	2,189.4	2,200.6	2,192.5

Total loans	27,672.2	27,562.3	26,592.0	25,954.3
Less allowance for loan losses	(207.5)	(205.4)	(198.3)	(196.9)

Total loans, net	27,464.7	27,356.9	26,393.7	25,757.4

Goodwill and other acquisition-related intangible assets	2,084.7	2,090.6	2,102.5	2,108.7
Bank-owned life insurance	345.6	345.9	343.3	342.6
Premises and equipment	258.7	262.9	277.8	282.5
Other assets	821.6	756.1	719.9	743.6

Total assets	$37,477.7	$37,183.2	$35,997.1	$34,774.9

Liabilities
Deposits:
Non-interest-bearing	$5,877.2	$5,893.1	$5,655.1	$5,500.4
Savings, interest-bearing checking and money market	17,236.6	16,084.2	15,252.4	14,747.3
Time	5,165.9	5,457.5	5,230.7	5,013.6

Total deposits	28,279.7	27,434.8	26,138.2	25,261.3

Borrowings:
Federal Home Loan Bank advances	2,164.5	2,615.2	2,291.7	2,467.5
Customer repurchase agreements	472.3	472.6	486.0	475.6
Federal funds purchased	360.0	474.0	913.0	469.0
Other borrowings	—	1.0	1.0	3.7

Total borrowings	2,996.8	3,562.8	3,691.7	3,415.8

Notes and debentures	1,044.9	1,029.8	1,033.5	1,021.5
Other liabilities	425.5	470.1	500.6	421.3

Total liabilities	32,746.9	32,497.5	31,364.0	30,119.9

Stockholders’ Equity
Common stock	3.9	3.9	3.9	3.9
Additional paid-in capital	5,327.3	5,319.6	5,291.2	5,285.7
Retained earnings	861.0	843.8	826.7	812.1
Accumulated other comprehensive loss	(146.1)	(164.5)	(168.2)	(124.5)
Unallocated common stock of Employee Stock Ownership Plan, at cost	(153.6)	(155.4)	(159.0)	(160.8)
Treasury stock, at cost	(1,161.7)	(1,161.7)	(1,161.5)	(1,161.4)

Total stockholders’ equity	4,730.8	4,685.7	4,633.1	4,655.0

Total liabilities and stockholders’ equity	$37,477.7	$37,183.2	$35,997.1	$34,774.9

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
(in millions, except per share data)	Sept. 30, 2015	June 30, 2015	March 31, 2015	Dec. 31, 2014	Sept. 30, 2014
Interest and dividend income:
Commercial	$92.5	$90.3	$88.9	$89.1	$89.1
Commercial real estate	85.7	86.4	85.3	87.7	89.2
Residential mortgage	41.9	40.3	40.2	39.8	38.1
Consumer	18.1	18.0	18.1	18.7	18.5

Total interest on loans	238.2	235.0	232.5	235.3	234.9
Securities	31.2	29.0	27.5	24.0	23.6
Loans held for sale	0.4	0.4	0.2	0.2	0.3
Short-term investments	0.1	0.1	0.1	0.1	0.1

Total interest and dividend income	269.9	264.5	260.3	259.6	258.9

Interest expense:
Deposits	24.8	23.9	22.2	21.7	20.2
Borrowings	2.9	2.7	2.6	2.4	2.8
Notes and debentures	7.4	7.5	7.4	7.4	7.4

Total interest expense	35.1	34.1	32.2	31.5	30.4

Net interest income	234.8	230.4	228.1	228.1	228.5
Provision for loan losses	6.2	7.7	9.8	9.9	12.4

Net interest income after provision for loan losses	228.6	222.7	218.3	218.2	216.1

Non-interest income:
Bank service charges	32.5	31.5	30.1	32.0	33.3
Investment management fees	10.8	11.3	10.8	10.5	10.7
Operating lease income	10.5	10.5	10.8	10.2	10.2
Commercial banking lending fees	9.7	9.0	12.3	8.6	8.6
Insurance revenue	9.1	6.5	7.6	6.6	8.8
Customer interest rate swap income, net	3.4	2.2	5.3	3.2	1.8
Brokerage commissions	3.1	3.2	3.2	3.4	3.4
Net gains on sales of residential mortgage loans	1.5	2.0	0.7	1.0	1.1
Net (losses) gains on sales of acquired loans	—	(0.2)	1.9	(0.3)	(0.2)
Net security gains	—	—	—	2.7	0.2
Other non-interest income	6.5	7.0	6.3	8.9	6.1

Total non-interest income	87.1	83.0	89.0	86.8	84.0

Non-interest expense:
Compensation and benefits	113.4	109.3	114.8	108.2	108.1
Occupancy and equipment	37.0	36.8	38.7	36.3	36.4
Professional and outside services	17.0	17.3	15.8	14.7	14.3
Regulatory assessments	9.5	9.2	9.3	9.4	8.5
Operating lease expense	9.2	9.2	9.3	8.9	8.7
Amortization of other acquisition-related intangible assets	5.9	6.0	5.9	6.2	6.2
Other non-interest expense	22.2	24.0	23.8	24.0	26.6

Total non-interest expense (1)	214.2	211.8	217.6	207.7	208.8

Income before income tax expense	101.5	93.9	89.7	97.3	91.3
Income tax expense	33.1	32.2	30.5	32.6	29.7

Net income	$68.4	$61.7	$59.2	$64.7	$61.6

Basic and diluted earnings per common share	$0.23	$0.20	$0.20	$0.22	$0.21

(1)	Total non-interest expense includes $0.1 million, $3.0 million, $6.0 million, $0.6 million and $2.1 million of non-operating expenses for the three months ended Sept. 30, 2015, June 30, 2015, March 31, 2015, Dec. 31, 2014 and Sept. 30, 2014, respectively. See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Nine Months Ended
	September 30,
(in millions, except per share data)	2015	2014
Interest and dividend income:
Commercial	$271.7	$261.9
Commercial real estate	257.4	266.5
Residential mortgage	122.4	113.7
Consumer	54.2	55.2

Total interest on loans	705.7	697.3
Securities	87.7	72.8
Loans held for sale	1.0	0.6
Short-term investments	0.3	0.3

Total interest and dividend income	794.7	771.0

Interest expense:
Deposits	70.9	59.2
Borrowings	8.2	8.7
Notes and debentures	22.3	19.3

Total interest expense	101.4	87.2

Net interest income	693.3	683.8
Provision for loan losses	23.7	30.7

Net interest income after provision for loan losses	669.6	653.1

Non-interest income:
Bank service charges	94.1	96.6
Investment management fees	32.9	31.1
Operating lease income	31.8	31.4
Commercial banking lending fees	31.0	24.8
Insurance revenue	23.2	23.3
Customer interest rate swap income, net	10.9	5.4
Brokerage commissions	9.5	10.2
Net gains on sales of residential mortgage loans	4.2	1.9
Net gains (losses) on sales of acquired loans	1.7	(0.6)
Gain on merchant services joint venture, net of expenses	—	20.6
Other non-interest income	19.8	19.3

Total non-interest income (1)	259.1	264.0

Non-interest expense:
Compensation and benefits	337.5	327.8
Occupancy and equipment	112.5	111.0
Professional and outside services	50.1	44.5
Regulatory assessments	28.0	26.2
Operating lease expense	27.7	28.5
Amortization of other acquisition-related intangible assets	17.8	18.6
Other non-interest expense	70.0	77.2

Total non-interest expense (2)	643.6	633.8

Income before income tax expense	285.1	283.3
Income tax expense	95.8	96.3

Net income	$189.3	$187.0

Basic and diluted earnings per common share	$0.63	$0.62

(1)	Total non-interest income includes $20.6 million of non-operating income for the nine months ended September 30, 2014.
(2)	Total non-interest expense includes $9.1 million and $8.9 million of non-operating expenses for the nine months ended September 30, 2015 and 2014, respectively. See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS (1)

	September 30, 2015			June 30, 2015			September 30, 2014
Three months ended	Average		Yield/	Average		Yield/	Average		Yield/
(dollars in millions)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Short-term investments (2)	$245.3	$0.1	0.19%	$223.3	$0.1	0.21%	$254.3	$0.1	0.20%
Securities (3)	5,879.9	34.8	2.37	5,577.3	32.5	2.33	4,690.3	26.0	2.22
Loans:
Commercial (4)	10,327.7	95.2	3.69	10,227.6	93.4	3.65	9,566.4	91.5	3.83
Commercial real estate	9,688.4	85.7	3.54	9,568.4	86.4	3.61	9,228.6	89.2	3.86
Residential mortgage	5,293.2	42.3	3.20	5,140.3	40.7	3.17	4,636.5	38.4	3.31
Consumer	2,186.9	18.1	3.30	2,188.4	18.0	3.28	2,179.6	18.5	3.40

Total loans	27,496.2	241.3	3.51	27,124.7	238.5	3.52	25,611.1	237.6	3.71

Total earning assets	33,621.4	$276.2	3.29%	32,925.3	$271.1	3.29%	30,555.7	$263.7	3.45%

Other assets	3,635.6			3,692.1			3,594.7

Total assets	$37,257.0			$36,617.4			$34,150.4

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$5,853.7	$—	—%	$5,695.9	$—	—%	$5,492.0	$—	—%
Savings, interest-bearing checking and money market	16,634.9	11.1	0.27	16,155.6	10.9	0.27	14,481.8	9.3	0.26
Time	5,321.6	13.7	1.03	5,384.9	13.0	0.97	4,685.8	10.9	0.93

Total deposits	27,810.2	24.8	0.36	27,236.4	23.9	0.35	24,659.6	20.2	0.33

Borrowings:
Federal Home Loan Bank advances	2,444.2	2.5	0.41	2,365.6	2.3	0.40	2,454.8	2.3	0.38
Customer repurchase agreements	481.1	0.2	0.19	452.3	0.2	0.19	486.8	0.2	0.20
Federal funds purchased	378.4	0.2	0.19	395.7	0.2	0.19	425.6	0.2	0.17
Repurchase agreements	0.5	—	1.75	1.0	—	1.75	73.0	0.1	0.26
Other borrowings	—	—	—	—	—	—	2.5	—	0.32

Total borrowings	3,304.2	2.9	0.35	3,214.6	2.7	0.34	3,442.7	2.8	0.32

Notes and debentures	1,034.1	7.4	2.88	1,039.5	7.5	2.87	1,022.3	7.4	2.89

Total funding liabilities	32,148.5	$35.1	0.44%	31,490.5	$34.1	0.43%	29,124.6	$30.4	0.42%

Other liabilities	408.0			438.3			377.7

Total liabilities	32,556.5			31,928.8			29,502.3
Stockholders’ equity	4,700.5			4,688.6			4,648.1

Total liabilities and stockholders’ equity	$37,257.0			$36,617.4			$34,150.4

Net interest income/spread (5)		$241.1	2.85%		$237.0	2.86%		$233.3	3.03%

Net interest margin			2.87%			2.88%			3.05%

(1)	Average yields earned and rates paid are annualized.
(2)	Includes securities purchased under agreements to resell.
(3)	Average balances and yields for securities are based on amortized cost.
(4)	Includes commercial and industrial loans and equipment financing loans.
(5)	The fully taxable equivalent adjustment was $6.3 million, $6.6 million and $4.8 million for the three months ended September 30, 2015, June 30, 2015 and September 30, 2014, respectively.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS (1)

	September 30, 2015			September 30, 2014
Nine months ended	Average		Yield/	Average		Yield/
(dollars in millions)	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Short-term investments (2)	$248.1	$0.3	0.20%	$194.3	$0.3	0.20%
Securities (3)	5,596.1	98.0	2.33	4,756.4	79.7	2.23
Loans:
Commercial (4)	10,152.0	280.1	3.68	9,121.9	269.1	3.93
Commercial real estate	9,553.9	257.4	3.59	9,069.6	266.5	3.92
Residential mortgage	5,148.9	123.4	3.20	4,553.3	114.3	3.35
Consumer	2,190.6	54.2	3.29	2,165.2	55.2	3.40

Total loans	27,045.4	715.1	3.53	24,910.0	705.1	3.77

Total earning assets	32,889.6	$813.4	3.30%	29,860.7	$785.1	3.51%

Other assets	3,663.4			3,551.6

Total assets	$36,553.0			$33,412.3

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$5,718.5	$—	—%	$5,327.5	$—	—%
Savings, interest-bearing checking and money market	16,164.3	32.0	0.26	13,970.5	27.0	0.26
Time	5,330.3	38.9	0.97	4,499.9	32.2	0.95

Total deposits	27,213.1	70.9	0.35	23,797.9	59.2	0.33

Borrowings:
Federal Home Loan Bank advances	2,290.7	7.0	0.41	2,812.9	7.2	0.34
Customer repurchase agreements	473.3	0.7	0.19	489.0	0.7	0.20
Federal funds purchased	415.2	0.5	0.18	479.9	0.7	0.17
Repurchase agreements	0.8	—	1.75	71.2	0.1	0.25
Other borrowings	—	—	—	4.7	—	0.08

Total borrowings	3,180.0	8.2	0.34	3,857.7	8.7	0.30

Notes and debentures	1,038.1	22.3	2.86	775.7	19.3	3.32

Total funding liabilities	31,431.2	$101.4	0.43%	28,431.3	$87.2	0.41%

Other liabilities	437.6			373.8

Total liabilities	31,868.8			28,805.1
Stockholders’ equity	4,684.2			4,607.2

Total liabilities and stockholders’ equity	$36,553.0			$33,412.3

Net interest income/spread (5)		$712.0	2.87%		$697.9	3.10%

Net interest margin			2.89%			3.12%

(1)	Average yields earned and rates paid are annualized.
(2)	Includes securities purchased under agreements to resell.
(3)	Average balances and yields for securities are based on amortized cost.
(4)	Includes commercial and industrial loans and equipment financing loans.
(5)	The fully taxable equivalent adjustment was $18.7 million and $14.1 million for the nine months ended September 30, 2015 and 2014, respectively.

People’s United Financial, Inc.

Loans acquired in connection with business combinations are initially recorded at fair value, determined based upon an estimate of expected cash flows, including a reduction for estimated credit losses, and without carryover of the respective portfolio’s historical allowance for loan losses. A decrease in expected cash flows in subsequent periods may indicate that a loan is impaired, which would require the establishment of an allowance for loan losses. As such, selected asset quality metrics have been highlighted to distinguish between the ‘originated’ portfolio and the ‘acquired’ portfolio.

NON-PERFORMING ASSETS

	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
(dollars in millions)	2015	2015	2015	2014	2014
Originated non-performing loans:
Commercial:
Commercial and industrial	$62.9	$52.4	$42.6	$55.8	$52.8
Commercial real estate	31.8	36.5	43.3	60.2	56.0
Equipment financing	29.4	38.3	34.9	25.4	29.3

Total	124.1	127.2	120.8	141.4	138.1

Retail:
Residential mortgage	38.2	40.9	37.5	37.6	41.8
Home equity	21.0	21.4	19.4	17.9	16.6
Other consumer	—	0.1	0.1	0.1	0.1

Total	59.2	62.4	57.0	55.6	58.5

Total originated non-performing loans (1)	183.3	189.6	177.8	197.0	196.6

REO:
Residential	10.8	14.8	16.5	13.6	16.2
Commercial	8.2	10.6	10.2	11.0	12.4

Total REO	19.0	25.4	26.7	24.6	28.6

Repossessed assets	7.3	5.5	4.3	2.5	3.5

Total non-performing assets	$209.6	$220.5	$208.8	$224.1	$228.7

Acquired non-performing loans (contractual amount) (2)	$38.4	$41.5	$74.8	$103.6	$116.3

Originated non-performing loans as a percentage of originated loans	0.68%	0.71%	0.68%	0.77%	0.79%
Non-performing assets as a percentage of:
Originated loans, REO and repossessed assets	0.78	0.83	0.80	0.88	0.92
Tangible stockholders’ equity and originated allowance for loan losses	7.37	7.91	7.52	8.24	8.37

(1)	Reported net of government guarantees totaling $17.3 million at September 30, 2015, $16.6 million at June 30, 2015, $17.5 million at March 31, 2015, $17.6 million at December 31, 2014 and $18.1 million at September 30, 2014.
(2)	Represents acquired loans that meet People’s United Financial’s definition of a non-performing loan but are not, under the accounting model for acquired loans, subject to classification as non-accrual in the same manner as originated loans. Because acquired loans are initially recorded at an amount estimated to be collectible, losses on such loans, when incurred, are first applied against the non-accretable difference established in purchase accounting and then to any allowance for loan losses recognized subsequent to acquisition.

People’s United Financial, Inc.

PROVISION AND ALLOWANCE FOR LOAN LOSSES

	Three Months Ended
(dollars in millions)	Sept. 30, 2015	June 30, 2015	March 31, 2015	Dec. 31, 2014	Sept. 30, 2014
Allowance for loan losses on originated loans:
Balance at beginning of period	$195.1	$191.1	$188.1	$185.0	$182.5
Charge-offs	(6.1)	(6.0)	(8.1)	(9.7)	(9.1)
Recoveries	2.0	2.8	0.9	1.2	1.2

Net loan charge-offs	(4.1)	(3.2)	(7.2)	(8.5)	(7.9)
Provision for loan losses	7.1	7.2	10.2	11.6	10.4

Balance at end of period	198.1	195.1	191.1	188.1	185.0

Allowance for loan losses on acquired loans:
Balance at beginning of period	10.3	9.8	10.2	11.9	10.1
Charge-offs	—	—	—	—	(0.2)
Provision for loan losses	(0.9)	0.5	(0.4)	(1.7)	2.0

Balance at end of period	9.4	10.3	9.8	10.2	11.9

Total allowance for loan losses	$207.5	$205.4	$200.9	$198.3	$196.9

Commercial originated allowance for loan loss as a percentage of originated commercial loans	0.91%	0.90%	0.91%	0.91%	0.92%
Retail originated allowance for loan losses as a percentage of originated retail loans	0.28	0.26	0.26	0.27	0.29
Total originated allowance for loan losses as a percentage of:
Originated loans	0.74	0.73	0.74	0.74	0.75
Originated non-performing loans	108.1	102.9	107.5	95.5	94.1

NET LOAN CHARGE-OFFS (RECOVERIES)

	Three Months Ended
(dollars in millions)	Sept. 30, 2015	June 30, 2015	March 31, 2015	Dec. 31, 2014	Sept. 30, 2014
Commercial:
Commercial and industrial	$1.4	$1.4	$2.1	$3.2	$1.8
Commercial real estate	0.5	(0.4)	2.8	3.3	4.2
Equipment financing	1.0	0.5	1.1	—	(0.1)

Total	2.9	1.5	6.0	6.5	5.9

Retail:
Residential mortgage	0.4	0.5	0.4	0.2	0.7
Home equity	0.6	1.1	0.5	1.3	1.2
Other consumer	0.2	0.1	0.3	0.5	0.3

Total	1.2	1.7	1.2	2.0	2.2

Total net loan charge-offs	$4.1	$3.2	$7.2	$8.5	$8.1

Net loan charge-offs to average total loans (annualized)	0.06%	0.05%	0.11%	0.13%	0.13%

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP

In addition to evaluating People’s United Financial’s results of operations in accordance with U.S. generally accepted accounting principles (“GAAP”), management routinely supplements its evaluation with an analysis of certain non-GAAP financial measures, such as the efficiency and tangible equity ratios, tangible book value per share and operating earnings metrics. Management believes these non-GAAP financial measures provide information useful to investors in understanding People’s United Financial’s underlying operating performance and trends, and facilitates comparisons with the performance of other financial institutions. Further, the efficiency ratio and operating earnings metrics are used by management in its assessment of financial performance, including non-interest expense control, while the tangible equity ratio and tangible book value per share are used to analyze the relative strength of People’s United Financial’s capital position.

The efficiency ratio, which represents an approximate measure of the cost required by People’s United Financial to generate a dollar of revenue, is the ratio of (i) total non-interest expense (excluding goodwill impairment charges, amortization of other acquisition-related intangible assets, losses on real estate assets and non-recurring expenses, which are also excluded in arriving at operating non-interest expense) (the numerator) to (ii) net interest income on a fully taxable equivalent (“FTE”) basis plus total non-interest income (including the FTE adjustment on bank-owned life insurance (“BOLI”) income, and excluding gains and losses on sales of assets other than residential mortgage loans and acquired loans, and non-recurring income) (the denominator). In addition, operating lease expense is excluded from total non-interest expense and netted against operating lease income within non-interest income to conform with the reporting approach applied to fee-based businesses already presented on a net basis. People’s United Financial generally considers an item of income or expense to be non-recurring if it is not similar to an item of income or expense of a type incurred within the last two years and is not similar to an item of income or expense of a type reasonably expected to be incurred within the following two years.

Operating earnings exclude from net income those items that management considers to be of such a non-recurring or infrequent nature that, by excluding such items (net of income taxes), People’s United Financial’s results can be measured and assessed on a more consistent basis from period to period. Items excluded from operating earnings, which include, but are not limited to: (i) non-recurring gains/losses; (ii) writedowns of banking house assets; (iii) severance-related costs; (iv) merger-related expenses, including acquisition integration and other costs; and (v) charges related to executive-level management separation costs, are generally also excluded when calculating the efficiency ratio. Operating earnings per share is derived by determining the per share impact of the respective adjustments to arrive at operating earnings and adding (subtracting) such amounts to (from) GAAP earnings per share. Operating return on average assets is calculated by dividing operating earnings (annualized) by average total assets. Operating return on average tangible stockholders’ equity is calculated by dividing operating earnings (annualized) by average tangible stockholders’ equity. The operating dividend payout ratio is calculated by dividing dividends paid by operating earnings for the respective period.

The tangible equity ratio is the ratio of (i) tangible stockholders’ equity (total stockholders’ equity less goodwill and other acquisition-related intangible assets) (the numerator) to (ii) tangible assets (total assets less goodwill and other acquisition-related intangible assets) (the denominator). Tangible book value per share is calculated by dividing tangible stockholders’ equity by common shares (total common shares issued, less common shares classified as treasury shares and unallocated Employee Stock Ownership Plan (“ESOP”) common shares).

In light of diversity in presentation among financial institutions, the methodologies used by People’s United Financial for determining the non-GAAP financial measures discussed above may differ from those used by other financial institutions.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - continued

OPERATING NON-INTEREST EXPENSE AND EFFICIENCY RATIO

	Three Months Ended					Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
(dollars in millions)	2015	2015	2015	2014	2014	2015	2014
Total non-interest expense	$214.2	$211.8	$217.6	$207.7	$208.8	$643.6	$633.8

Adjustments to arrive at operating non-interest expense:
Writedowns of banking house assets	—	(2.7)	(5.3)	—	(1.8)	(8.0)	(6.2)
Severance-related costs	(0.1)	(0.3)	(0.7)	(0.6)	(0.3)	(1.1)	(2.7)

Total	(0.1)	(3.0)	(6.0)	(0.6)	(2.1)	(9.1)	(8.9)

Operating non-interest expense	214.1	208.8	211.6	207.1	206.7	634.5	624.9

Operating lease expense (1)	(9.2)	(9.2)	(9.3)	(8.9)	(8.7)	(27.7)	(28.5)
Amortization of other acquisition-related intangible assets	(5.9)	(6.0)	(5.9)	(6.2)	(6.2)	(17.8)	(18.6)
Other (2)	(1.8)	(1.8)	(2.0)	(2.4)	(2.2)	(5.6)	(7.9)

Total non-interest expense for efficiency ratio	$197.2	$191.8	$194.4	$189.6	$189.6	$583.4	$569.9

Net interest income (FTE basis)	$241.1	$237.0	$233.9	$233.2	$233.3	$712.0	$697.9
Total non-interest income	87.1	83.0	89.0	86.8	84.0	259.1	264.0

Total revenues	328.2	320.0	322.9	320.0	317.3	971.1	961.9
Adjustments:
Operating lease expense (1)	(9.2)	(9.2)	(9.3)	(8.9)	(8.7)	(27.7)	(28.5)
BOLI FTE adjustment	0.6	0.7	0.6	0.9	0.7	1.9	1.9
Net security gains	—	—	—	(2.7)	(0.2)	—	(0.3)
Gain on merchant services joint venture, net of expenses	—	—	—	—	—	—	(20.6)
Other (3)	(0.1)	—	—	0.1	(0.5)	(0.1)	(0.6)

Total revenues for efficiency ratio	$319.5	$311.5	$314.2	$309.4	$308.6	$945.2	$913.8

Efficiency ratio	61.7%	61.6%	61.9%	61.3%	61.4%	61.7%	62.4%

(1)	Operating lease expense is excluded from total non-interest expense and netted against operating lease income within non-interest income to conform with the reporting approach applied to fee-based businesses already presented on a net basis.
(2)	Items classified as “other” and deducted from non-interest expense for purposes of calculating the efficiency ratio include, as applicable, certain franchise taxes, real estate owned expenses, contract termination costs and non-recurring expenses.
(3)	Items classified as “other” and added to (deducted from) total revenues for purposes of calculating the efficiency ratio include, as applicable, asset write-offs and gains associated with the sale of branch locations.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - continued

OPERATING EARNINGS

	Three Months Ended					Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
(dollars in millions, except per share data)	2015	2015	2015	2014	2014	2015	2014
Net income, as reported	$68.4	$61.7	$59.2	$64.7	$61.6	$189.3	$187.0

Adjustments to arrive at operating earnings:
Writedowns of banking house assets	—	2.7	5.3	—	1.8	8.0	6.2
Severance-related costs	0.1	0.3	0.7	0.6	0.3	1.1	2.7
Gain on merchant services joint venture, net of expenses	—	—	—	—	—	—	(20.6)

Total pre-tax adjustments	0.1	3.0	6.0	0.6	2.1	9.1	(11.7)
Tax effect	(0.1)	(1.0)	(2.0)	(0.2)	(0.7)	(3.1)	4.1

Total adjustments, net of tax	—	2.0	4.0	0.4	1.4	6.0	(7.6)

Operating earnings	$68.4	$63.7	$63.2	$65.1	$63.0	$195.3	$179.4

Earnings per share, as reported	$0.23	$0.20	$0.20	$0.22	$0.21	$0.63	$0.62

Adjustments to arrive at operating earnings per share:
Writedowns of banking house assets	—	0.01	0.01	—	—	0.02	0.01
Severance-related costs	—	—	—	—	—	—	0.01
Gain on merchant services joint venture, net of expenses	—	—	—	—	—	—	(0.04)

Total adjustments per share	—	0.01	0.01	—	—	0.02	(0.02)

Operating earnings per share	$0.23	$0.21	$0.21	$0.22	$0.21	$0.65	$0.60

Average total assets	$37,257	$36,617	$35,768	$34,763	$34,150	$36,553	$33,412

Operating return on average assets (annualized)	0.73%	0.70%	0.71%	0.75%	0.74%	0.71%	0.72%

OPERATING RETURN ON AVERAGE TANGIBLE STOCKHOLDERS’ EQUITY

	Three Months Ended					Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
(dollars in millions)	2015	2015	2015	2014	2014	2015	2014
Operating earnings	$68.4	$63.7	$63.2	$65.1	$63.0	$195.3	$179.4

Average stockholders’ equity	$4,700	$4,689	$4,663	$4,679	$4,648	$4,684	$4,607
Less: Average goodwill and average other acquisition-related intangible assets	2,088	2,094	2,100	2,106	2,112	2,094	2,118

Average tangible stockholders’ equity	$2,612	$2,595	$2,563	$2,573	$2,536	$2,590	$2,489

Operating return on average tangible stockholders’ equity (annualized)	10.5%	9.8%	9.9%	10.1%	9.9%	10.1%	9.6%

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - continued

OPERATING DIVIDEND PAYOUT RATIO

	Three Months Ended					Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
(dollars in millions)	2015	2015	2015	2014	2014	2015	2014
Dividends paid	$50.6	$50.5	$49.5	$49.5	$49.4	$150.6	$147.4

Operating earnings	$68.4	$63.7	$63.2	$65.1	$63.0	$195.3	$179.4

Operating dividend payout ratio	73.9%	79.2%	78.3%	76.0%	78.4%	77.1%	82.2%

TANGIBLE EQUITY RATIO

	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
(dollars in millions)	2015	2015	2015	2014	2014
Total stockholders’ equity	$4,731	$4,686	$4,682	$4,633	$4,655
Less: Goodwill and other acquisition-related intangible assets	2,085	2,091	2,097	2,103	2,109

Tangible stockholders’ equity	$2,646	$2,595	$2,585	$2,530	$2,546

Total assets	$37,478	$37,183	$36,407	$35,997	$34,775
Less: Goodwill and other acquisition-related intangible assets	2,085	2,091	2,097	2,103	2,109

Tangible assets	$35,393	$35,092	$34,310	$33,894	$32,666

Tangible equity ratio	7.5%	7.4%	7.5%	7.5%	7.8%

TANGIBLE BOOK VALUE PER SHARE

	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
(in millions, except per share data)	2015	2015	2015	2014	2014
Tangible stockholders’ equity	$2,646	$2,595	$2,585	$2,530	$2,546

Common shares issued	398.84	398.66	397.81	396.85	396.71
Less: Shares classified as treasury shares	89.05	89.06	89.05	89.05	89.04
Unallocated ESOP shares	7.40	7.49	7.58	7.67	7.75

Common shares	302.39	302.11	301.18	300.13	299.92

Tangible book value per share	$8.75	$8.59	$8.58	$8.43	$8.49